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                                                                     EXHIBIT 5.2

                                LATHAM & WATKINS
                                ATTORNEYS AT LAW
                           53rd AT THIRD, SUITE 1000
                                885 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-4802
                            TELEPHONE (212) 906-1200
                               FAX (212) 751-4864

                                  June 16, 1999


Carmike Cinemas, Inc.
1301 First Avenue
Columbus, GA  31901


         Re: Registration Statement No. 333-77333; $200,000,000 in aggregate principal amount of 93/8% Senior Subordinated Notes due 2009

Ladies and Gentlemen:

                  In connection with the registration of $200,000,000 in aggregate principal amount of 93/8% Senior Subordinated Notes due 2009 (the "New Securities") by Carmike Cinemas, Inc., a Delaware corporation (the "Company"), and the guarantees of the New Securities (the "New Guarantees") by Eastwynn Theatres, Inc., an Alabama corporation (the "Alabama Guarantor"), and Wooden Nickel Pub, Inc., a Delaware corporation (the "Delaware Guarantor"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on April 29, 1999 (File No. 333-77333), as amended by Amendment No. 1 filed with the Commission on June 16, 1999 (File No. 333-77333) (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The New Securities and the New Guarantees will be issued pursuant to an indenture (the "Indenture"), dated as of February 3, 1999, among the Company, the Delaware Guarantor, the Alabama Guarantor and The Bank of New York, as Trustee (the "Trustee"). The New Securities and the New Guarantees will be issued in exchange for the Company's outstanding 93/8% Senior Subordinated Notes due 2009 (the "Old Securities") and the guarantees of the Old Securities by the Delaware Guarantor and the Alabama Guarantor (the "Old


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Carmike Cinemas, Inc.
June 16, 1999
Page 2


Guarantees") on the terms set forth in the prospectus contained in the Registration Statement and the letter of transmittal filed as an exhibit thereto (the "Exchange Offer").

                  In our capacity as your local counsel in connection with such registration, we are familiar with the proceedings taken by the Company and the Delaware Guarantor in connection with the authorization and issuance of the New Securities and the New Guarantees of the Delaware Guarantor, respectively, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

         (1) The New Securities to be exchanged for the Old Securities pursuant to the Exchange Offer have been duly authorized by all necessary corporate action on the part of the Company, and, when duly executed, issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture and exchanged for the Old Securities in accordance with the terms of the Exchange Offer, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (2) The New Guarantee of the Delaware Guarantor has been duly authorized by all necessary corporate action on the part of the Delaware Guarantor, and when duly executed and endorsed on the New Securities in accordance with the terms of the Indenture and upon the due execution, issuance and authentication of the New Securities in accordance with the terms of the Exchange Offer and the Indenture and exchange of the New Securities for the Old Securities in accordance with the terms of the Exchange Offer, will be the legally valid and binding obligation of the Delaware Guarantor, enforceable against the Delaware Guarantor in accordance with its terms.

         (3) The New Guarantee of the Alabama Guarantor, when duly authorized, executed and endorsed on the New Securities in accordance with the terms of the Indenture and upon due


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Carmike Cinemas, Inc.
June 16, 1999
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execution, issuance and authentication of the New Securities in accordance with the terms of the Exchange Offer and the Indenture and exchange of the New Securities for the Old Securities in accordance with the terms of the Exchange Offer, will be the legally valid and binding obligation of the Alabama Guarantor, enforceable against the Alabama Guarantor in accordance with its terms.

                  The opinions rendered in paragraphs 1, 2 and 3 relating to the enforceability of the New Securities and the New Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

                  We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the New Securities or the Delaware Guarantor or the Alabama Guarantor under the Indenture or the New Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

                  To the extent that the obligations of the Company, the Delaware Guarantor or the Alabama Guarantor under the Indenture, the New Securities or the New Guarantees may be dependent upon such matters, we assume for purposes of this opinion that each of the Trustee and the Alabama Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of the Trustee and the Alabama Guarantor has the requisite organizational and legal power and authority to perform its obligations under the Indenture and the New Guarantee of the Alabama Guarantor, as applicable; that each of the Trustee and the Alabama Guarantor is duly qualified to engage in the activities contemplated by the Indenture and the New Guarantee of the Alabama Guarantor, as applicable; that the Indenture and the New Guarantee of the Alabama Guarantor has been duly authorized, executed and delivered by the Trustee and the Alabama Guarantor, as applicable, and constitutes the legally valid, binding and enforceable obligation of the Trustee and the Alabama Guarantor, as applicable, enforceable against each of the Trustee and the Alabama Guarantor, as applicable, in accordance with its terms; and that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

                  Troutman Sanders LLP is entitled to rely upon this opinion, but only in connection with the opinion delivered on the date hereof and attached as an exhibit to the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                    Very truly yours,
                                    /s/ Latham & Watkins